United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Smith Micro Software, Inc.
(Name of Registrant as Specified In Its Charter)
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August 27, 2007

Dear Smith Micro Stockholders:

We are pleased to invite you to a special meeting of the stockholders of Smith Micro Software, Inc. that will be held at our corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, September 27, 2007, at 10:00 a.m., Pacific Daylight Savings Time.

The expected actions to be taken at the Special Meeting are described in the attached Proxy Statement and Notice of Special Meeting of Stockholders.

Your vote is important. Whether or not you plan to attend the Special Meeting, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience or, if eligible, voting by Internet. If you later decide to attend the Special Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.

We look forward to seeing you at the Special Meeting.

Sincerely,

/s/  William W. Smith, Jr.

William W. Smith, Jr.
Chairman of the Board,
President & Chief Executive Officer

SMITH MICRO SOFTWARE, INC.
51 Columbia
Aliso Viejo, CA 92656
(949) 362-5800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, September 27 2007

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held at our corporate headquarters, located at 51 Columbia, Aliso Viejo, California, 92656, on Thursday September 27 2007, at 10:00 a.m., Pacific Time, for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1. To approve an amendment and restatement of the Company’s 2005 Stock Option / Stock Issuance Plan; and

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The close of business on August 3, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our executive offices located at 51 Columbia, Aliso Viejo, California 92656, and at the Special Meeting.

You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet (if your shares are registered in the name of a bank or brokerage firm and you are eligible to vote your shares in such a manner) or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you submit your proxy and then decide to attend the Special Meeting and vote by ballot, your proxy will be revoked and only your vote at the Special Meeting will be counted.

A majority of the outstanding shares of common stock entitled to vote must be represented at the Special Meeting in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors,

/s/  ANDREW C. SCHMIDT

ANDREW C. SCHMIDT
Secretary

Aliso Viejo, California
August 27, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY INTERNET IF ELIGIBLE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

SMITH MICRO SOFTWARE, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held Thursday, September 27, 2007

General

This Proxy Statement and the enclosed proxy card are furnished in connection with a Special Meeting of Stockholders (the “Special Meeting”) of Smith Micro Software, Inc. (“Smith Micro,” the “Company,” “we,” “our” or “us”), which will be held at our corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, September 27 2007, at 10:00 a.m., Pacific Time. Stockholders of record at the close of business on August 3, 2007, the record date, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. This Proxy Statement and the enclosed proxy card were first mailed on or about August 27 2007, to stockholders of record as of the record date.

Purpose of the Meeting

The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. We are not aware of any matter to be presented other than those described in this Proxy Statement.

Voting

Our outstanding common stock, par value $0.001 per share, is the only class of securities entitled to vote at the Special Meeting. Common stockholders of record on August 3, 2007, the record date, are entitled to notice of and to vote at the Special Meeting. As of August 3, 2007, there were 29,824,789 shares of common stock outstanding and approximately 120 holders of record according to information provided by our transfer agent. Each share of common stock is entitled to one vote. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of common stock entitled to vote at the Special Meeting will constitute a quorum.

All votes will be tabulated by our inspector of elections for the Special Meeting who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Proposal 1 requires the affirmative vote of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote. Broker non-votes will not be counted for purposes of determining whether such proposal has been approved.

Proxies

Properly executed proxies will be voted in the manner specified therein. If no direction is made on the proxies, such properly executed proxies will be voted FOR the approval of an amendment and restatement of our 2005 Stock Option / Stock Issuance Plan. You may revoke or change your proxy at anytime before the Special Meeting by filing with the corporate Secretary at our principal executive offices at 51 Columbia, Aliso Viejo, California 92656, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person. Your attendance at the Special Meeting does not, by itself, constitute a revocation of your proxy. Please note that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Special Meeting unless you have obtained and present a proxy issued in your name from the record holder.

Voting Electronically via the Internet

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Proxy Statement the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided.

Solicitation

The enclosed proxy is being solicited by our Board of Directors, and Smith Micro will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward solicitation material to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse reasonable out-of-pocket expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our Bylaws. Stockholder proposals that are intended to be presented at our 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) and included in the proxy solicitation materials related to that meeting must be received by us no later than January 8, 2008, which is 120 calendar days prior to the anniversary date of the mailing of the Proxy Statement for our 2007 Annual Meeting of Stockholders. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current Bylaws, the deadline for submitting a stockholder proposal is not less than 30 days and no more than 90 days prior to the date of the Annual Meeting and the deadline for submitting a nomination for a director is not less than 60 days prior to the date of the Annual Meeting. Stockholder proposals must be in writing and should be addressed to the corporate Secretary at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.

In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 23, 2008, which is 45 calendar days prior to the anniversary date of the mailing of the Proxy Statement for our 2007 Annual Meeting of Stockholders. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Special Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.

The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Special Meeting.

MATTERS TO BE CONSIDERED AT SPECIAL MEETING

PROPOSAL 1: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
2005 STOCK OPTION/STOCK ISSUANCE PLAN

Our 2005 Stock Option/Stock Issuance Plan (the “2005 Plan”) was adopted by the Board of Directors in February 2005 and was approved by the Company’s stockholders in July 2005. In July 2007, the Board of Directors adopted and approved an amendment and restatement of the 2005 Plan to, among other things, increase the maximum number of shares of common stock that may be issued under the 2005 Plan from 5,000,000 shares (plus an annual increase described below) to 7,000,000 shares (plus the annual increase). Under applicable NASDAQ Stock Market rules, the company is required to obtain stockholder approval of this amendment and restatement of the 2005 Plan. Such approval is also necessary to permit the company to continue to grant incentive stock options to employees under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and to ensure that compensation paid under the Plan continue to be eligible for an exemption from the limits on the tax deductibility imposed by Section 162(m) of Code. Code Section 162(m) limits the deductibility of certain compensation paid to individuals who are “covered employees” as defined under Section 162(m) and described in more detail below.

As of July 31, 2007, there were awards outstanding under the 2005 Plan to acquire 4,307,470 shares of common stock at a weighted average exercise price of $10.63 per share. As of July 31, 2007, eight executive officers, five non-employee Board members and approximately 189 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

The purpose of the 2005 Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the company with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the company and to acquire a proprietary interest in the long term success of the company, thereby aligning their interests more closely with the interests of the company’s stockholders. As of July 31, 2007, no shares of common stock remained available for issuance under the 2005 Plan. If the stockholders do not approve this amendment, the 2005 Plan will continue in full force in accordance with its terms as they are now in effect.

The following summary of the material terms of the 2005 Plan, as amended and restated, does not purport to be a complete description of all the provisions of the Plan, and is qualified in its entirety by the terms of the 2005 Plan, as amended and restated, a copy of which is attached as Appendix A hereto.

Equity Incentive Programs

The 2005 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, and (iii) an Automatic Option Grant Program. The principal features of each program are described below. The compensation committee of the Board will administer the provisions of the 2005 Plan (other than the Automatic Option Grant Program), and will have complete discretion (subject to the provisions of the 2005 Plan) to authorize option grants and direct stock issuances under the 2005 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the plan administrator with respect to the grants made under such program. With respect to grants to officers and directors, the compensation committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

Share Reserve

The maximum number of shares of the Company’s common stock available for issuance over the term of the 2005 Plan, as amended, may not exceed 7,000,000 shares. In addition, the number of shares of common stock available for issuance under the 2005 plan shall automatically increase on the first trading day of January each calendar year, beginning with calendar year 2008, by an amount equal to two and one-half percent (2.5%) of the number of shares of common stock outstanding on the last trading day in December of the immediately proceeding calendar year. However, in no event will the increase exceed 750,000 shares. In no event may any individual participant in the 2005 Plan be granted stock options and direct stock issuances for more than 400,000 shares in the aggregate per calendar year. In addition, no more than 7,000,000 shares may be granted pursuant to incentive stock options under the 2005 Plan.

The shares of common stock issuable under the 2005 Plan may be drawn from shares of the Company’s authorized but unissued common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

Shares subject to any outstanding options under the 2005 Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 2005 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the 2005 Plan will also be available for reissuance.

The number of shares under the 2005 Plan is subject to adjustment in the event of certain changes of the Company’s capitalization as discussed more fully below.

Code Section 162(m)

Under Code Section 162(m) no deduction is allowed in any taxable year of a company for compensation in excess of $1 million paid to a company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock issuances may be granted to eligible participants under such plan in any calendar year. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. In order for awards of stock issuances to qualify as performance-based compensation, the administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under the current version of Code Section 162(m), a “covered employee” is a company’s chief executive officer and up to three other most highly compensated officers of a company, but excluding a company’s chief financial officer.

The 2005 Plan includes the following performance milestones that may be considered by the plan administrator when granting awards intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m): (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance milestones may be applicable to the Company or any parent or subsidiary of the Company and/or any individual business units of the Company or any parent or subsidiary of the Company.

Eligibility

Employees, non-employee Board members, and independent consultants and advisors in the service of the Company will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of common stock on any relevant date under the 2005 Plan will be the closing selling price per share on that date on the NASAQ Global Market. On July 31, 2007, the closing price of the Company’s common stock was $13.65 per share.

Discretionary Option Grant Program

The options granted under the Discretionary Option Grant Program may be either incentive stock options (under Section 422 of the Code) or non-statutory options. Each option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of common stock on the option grant date.

Upon cessation of service, the optionee will generally have three (3) months in which to exercise any outstanding options to the extent exercisable for vested shares; provided, however, that if the optionee’s termination is due to death or disability, the optionee (or the optionee’s beneficiary or estate) will generally have twelve (12) months in which to exercise any outstanding options to the extent exercisable for vested shares. If an optionee is terminated for misconduct, all outstanding options held by the optionee will terminate as of such termination. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

No incentive stock option may be granted to an employee who owns at the time of the grant stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the exercise price for each share of common stock subject to such incentive stock option is at least one hundred ten percent (110%) of the fair market value per share of the common stock on the date of grant and such incentive stock option award is not exercisable more than five years after its date of grant. In addition, if the total fair market value of shares of common stock subject to incentive stock options which are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the incentive stock option, the options for shares of common stock in excess of $100,000 for that year will be treated as non-statutory options.

During the lifetime of the optionee, incentive stock options will be exercisable only by the optionee and are not transferable other than by will or by the laws of descent and distribution following the optionee’s death. However, a non-statutory option may be transferred during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program for such valid consideration under the Delaware General Corporation Law as the plan administrator deems appropriate, provided the value of such consideration is not less than one hundred percent (100%) of the fair market value of the issued shares on the date of issuance. Shares may also be issued as a bonus for past services. A participant will have full stockholder rights with respect to any shares issued under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. A participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares.

The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The following requirements will govern the applicable vesting schedule:

•	For any shares which are to vest solely through the participant’s performance of services, the plan administrator will impose a minimum service period of at least two (2) years before any of the shares will vest.

•	For any shares which are to vest upon the participant’s performance of services and the Company’s attainment of one or more prescribed performance milestones, the plan administrator will impose a minimum service period of at least one (1) year.

If a participant terminates service while holding one or more unvested shares issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately surrendered to the Company for cancellation, and the participant will have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the participant for consideration paid in cash, the Company will repay to the participant the cash consideration paid for the surrendered shares. In addition, the plan administrator will have the sole and exclusive authority, exercisable upon a participant’s termination of service, to vest any or all unvested shares of common stock at the time held by that participant, to the extent the plan administrator determines that such vesting provides an appropriate severance benefit under the circumstances.

Prior to the vesting of any shares issued to a participant under the Stock Issuance Program, rights to acquire shares may be assigned in whole or in part during the participant’s lifetime to one or more members of the participant’s immediate family or to a trust established exclusively for one or more such family members.

Non-Employee Director Automatic Option Grant Program

Under the Automatic Option Grant Program, each individual will receive, at the time he or she first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, an option grant for 10,000 shares of common stock, provided such individual was not previously in the Company’s employ. In addition, at each annual stockholders meeting each individual who is re-elected to the Board as a non-employee Board member will automatically be granted a stock option to purchase 5,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such annual grants which any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company’s employ will be fully eligible for one or more annual grants over their period of Board service.

Each option under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of common stock on the option grant date and have a maximum term of ten (10) years measured from such grant date. The option will be immediately exercisable for all the option shares, but any shares acquired pursuant to such early exercise will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial option will vest (and the Company’s repurchase rights will lapse) in four (4) successive equal annual installments over the optionee’s period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the option grant date. The shares of common stock subject to each annual option grant will vest (and the Company’s repurchase rights will lapse) upon optionee’s completion of one (1) year of Board service measured from the option grant date.

The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member. Each automatic option grant held by an optionee upon his or her termination of Board service will remain exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a twelve (12)-month period following such termination date.

During the lifetime of the optionee, each automatic option grant may be transferred to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members.

Corporate Transaction/Change in Control

In the event of any Corporate Transaction (as defined below), each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are transferred to the successor corporation. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate to the extent not assumed.

The plan administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee’s service with the Company or the acquiring entity is involuntarily terminated within a designated period (not to exceed eighteen (18) months) following either a Corporate Transaction or a Change in Control (as defined below). Each option so accelerated will remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period from the effective date of the participant’s involuntary termination. The plan administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions if a participant is involuntarily terminated following a Corporate Transaction or Change in Control.

In the event of a Corporate Transaction, each option outstanding under the Automatic Option Program granted to a non-employee director will also automatically accelerate immediately prior to the effective date of such Corporate Transaction. Immediately following the consummation of the Corporate Transaction, all such outstanding options will terminate to the extent not assumed in connection with the Corporate Transaction. In the event of a Change in Control of the Company, each option outstanding under the Automatic Option Program will automatically accelerate immediately prior to the effective date of such Change in Control and will remain exercisable until the expiration or sooner termination of the option term.

Generally, a “Corporate Transaction” is defined in the 2005 Plan as any of the following stockholder approved transactions to which the Company is a party: (i) A merger or consolidation in which more than 50% of the Company’s voting power is transferred to a person or persons different than those holding those shares prior to such transaction; or (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company.

Generally, a “Change in Control” is defined in the 2005 Plan as any of the following: (i) An acquisition of 50% or more of the Company’s stock by any individual or entity pursuant to a tender or exchange offer which the Company’s Board members do not recommend the Company’s stockholders accept; or (ii) a change in the composition of the Company’s Board over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have either been Board members continuously since the beginning of such period or were elected or nominated for election by at least a majority of Board members who have served on the Company’s Board for at least thirty-six (36) months.

Changes in Capitalization

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2005 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 2005 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, and (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. Such adjustments to outstanding awards are to be effected in a manner in order to prevent the dilution or enlargement of benefits thereunder.

Amendment and Termination

The Board may amend or modify the 2005 Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. The Board may terminate the 2005 Plan at any time, and the 2005 Plan will in all events terminate ten years after approval by the stockholders.

Amended Plan Benefits

Except as indicated below, the Company cannot currently determine the exact number of awards to be granted in the future under the Plan to its named executive officers and the specified groups.

2005 Stock Option/Stock Issuance Plan

Number of Options /Shares
Name	Dollar Value ($)	of Restricted Stock (#)

William W. Smith Jr.,	—	0/0
Chairman of the Board, President and Chief Executive Officer
Andrew C. Schmidt,	—	0/0
Chief Financial Officer and Secretary
David P. Sperling,	—	0/0
Vice President and Chief Technical Officer
Jonathan Kahn,	—	0/0
Senior Vice President
William R. Wyand,	—	0/0
Vice President, OEM Sales
Christopher G. Lippincott,	—	0/0
Vice President, Operations
All current executive officers as a group (8 people)	—	0/0
All current non-employee directors as a group (5 people)	—	0/0
All employees, excluding current executive officers, as a group(1)	$3.5 million(2)	446,186/0

(1)	These awards are to be granted immediately following stockholder approval of an amendment and restatement of our 2005 Stock Option / Stock Issuance Plan.

(2)	Valuation based on the estimated dollar amount of option grants recognized for financial statement reporting purposes pursuant to SFAS 123R.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of the federal income tax consequences of the 2005 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Option Grants

Options granted under the 2005 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition was granted and more than one (1) year after the date the option was exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the subsequent sale or other disposition of the shares will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

In the event a nonstatutory stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Direct Stock Issuance

Direct stock issuances will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. If the shares are bonused to a participant, the participant will have ordinary income equal to the fair market value of the shares on the date the shares are transferred to the participant. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Vote Required

The affirmative vote of the holders of a majority of the outstanding voting shares of common stock present or represented at the Special Meeting and entitled to vote is required for approval of the amendment and restatement of the 2005 Stock Option / Stock Issuance Plan.

The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the 2005 Stock Option/Stock Issuance Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us as of July 31, 2007, with respect to beneficial ownership of our common stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding common stock, (ii) each director, (iii) our Chief Executive Officer and each other named executive officer and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding common stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated the address of each beneficial owner is c/o Smith Micro Software, Inc., 51 Columbia, Aliso Viejo, CA 92656. The percentage of beneficial ownership is based on 29,824,789 shares of our common stock outstanding as of July 31, 2007.

	Shares Beneficially
	Owned
Name or Group of Beneficial Owners	Number	Percent

Named Executive Officers and Directors:
William W. Smith, Jr.(1)	2,705,365	9.02%
Andrew C. Schmidt(2)	82,500	*
David P. Sperling(3)	88,333	*
Jonathan Kahn(4)	139,250	*
William W. Wyand(5)	145,833	*
Christopher g. Lippincott(6)	52,500	*
Thomas G. Campbell(7)	13,334	*
Samuel Gulko(8)	32,000	*
Ted L. Hoffman(9)	47,500	*
William C. Keiper(10)	25,000	*
Gregory J. Szabo(11)	41,000	*
All executive officers and directors as a group (11 persons)(12)	3,372,615	11.1%
5% Stockholders
FMR Corp.(13)	3,026,957	10.2%

*	Represents less than 1%.

(1)	Includes 2,345,115 shares held in the name of The William W. Smith, Jr. Revocable Trust, of which Mr. Smith is the trustee, and 156,250 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(2)	Includes 12,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(3)	Includes 43,333 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(4)	Includes 79,250 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(5)	Includes 89,583 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(6)	Includes 12,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(7)	Includes 5,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(8)	Includes 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(9)	Includes 20,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(10)	Includes 15,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(11)	Includes 20,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(12)	Includes 463,416 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after July 31, 2007.

(13)	Based solely upon the Schedule 13G filed on July 10, 2007 by FMR Corp. Pursuant to the instructions in Item 7 of Schedule 13G, Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,006,657 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson, III and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,006,657 shares. Members of the family of Edward C. Johnson III, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company, 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 20,300 shares or 0.069% of the our outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson III and FMR Corp., through its control of Pyramis, each has sole dispositive power over 20,300 shares and sole power to vote or to direct the voting of 20,300 shares of our common stock owned by the institutional accounts managed by Pyramis as reported above.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding our executive officers as of July 31, 2007:

Name	Age	Position(s)

William W. Smith, Jr.	59	Chairman of the Board of Directors, President and Chief Executive Officer
Andrew C. Schmidt	45	Chief Financial Officer and Secretary
David P. Sperling	39	Vice President and Chief Technical Officer
Jonathan Kahn	49	Senior Vice President
William R. Wyand	60	Vice President, OEM Sales
Christopher G. Lippincott	36	Vice President, Operations

Mr. Smith co-founded Smith Micro and has served as Chairman of our Board of Directors, President and Chief Executive Officer since our inception in November 1983. Mr. Smith was employed by Rockwell International Corporation, a diversified high technology company, in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems, a technology and services company, from 1972 to 1975 and RCA Computer Systems Division, a consumer electronics company, from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith holds a B.A. in Business Administration from Grove City College.

Mr. Schmidt joined us in June 2005 and serves as our Chief Financial Officer and Secretary. Prior to joining Smith Micro, Mr. Schmidt was the Chief Financial Officer of Genius Products, Inc., a publicly traded entertainment company from August 2004 to June 2005. From April 2003 to June 2004, he was Vice President (Finance) and acting Chief Accounting Officer of Peregrine Systems, Inc., a publicly held provider of enterprise level software then in Chapter 11 reorganization. From July 2000 to January 2003, he was Executive Vice President and Chief Financial Officer of Mad Catz Interactive, Inc., a publicly traded provider of console video game accessories. He holds a B.B.A. in Finance from the University of Texas and an M.S. in Accountancy from San Diego State University.

Mr. Sperling joined us in April 1989 and has been our Director of Software Engineering since April 1992. He assumed the Chief Technology Officer position in September 1999. Mr. Sperling began his professional career as a software engineer at Smith Micro and currently has three patents pending for various telephony and Internet technologies. Mr. Sperling holds a B.S. in Computer Science and an M.B.A. from the University of California, Irvine.

Mr. Kahn joined us with our acquisition of Allume Systems, Inc. in July 2005. Prior to that, Mr. Kahn was President of Allume, which he co-founded. Mr. Kahn was Chairman, President and Chief Executive Officer of Monterey Bay Tech, Inc., a software holding company, from November 1999 until its May 2005 merger with SecureLogic Inc. Mr. Kahn is a member of the advisory board of Digital River, a provider of electronic commerce outsourcing solutions, and holds a B.A. in Economics from the University of Rhode Island.

Mr. Wyand joined us in April 1999 when we acquired STF Technologies, where Mr. Wyand was President and Chief Executive Officer. As a General Manager at Smith Micro, he initially ran the Macintosh division sales, marketing, engineering and customer support efforts. In April 2000, Mr. Wyand moved into our newly created Wireless and Broadband division as General Manager and in June 2004 became Vice President, Wireless and OEM Sales. From August 1995 to April 1999, Mr. Wyand was President and Chief Executive Officer of STF Technologies, a developer of Macintosh communications software. From August 1984 to August 1995, Mr. Wyand held various interim management and consulting positions. From August 1977 to August 1984, he held various positions with United Telecom Computer Group, a provider of telecommunications equipment. From 1973 to 1977, he was a consultant with Arthur Young & Co., a business services company. He holds a B.S. in accounting from Pennsylvania State University and an M.B.A. from Rockhurst College.

Mr. Lippincott joined us in February 1993 as a senior sales representative. In March 1998 he was appointed Director of North American Sales, named General Manager of our Internet Solutions Division in June 2000, and became our Vice President, Internet and Direct Sales in September 27, 2004. Mr. Lippincott held the position of Vice President of Enterprise Sales from September 2005 until February 2007 at which time he was appointed Vice President, Operations. Prior to joining Smith Micro, Mr. Lippincott held several retail sales positions. He attended the University of California, Berkeley, majoring in Business Administration. Mr. Lippincott is the son of Rhonda L. Smith, the former wife of William W. Smith, Jr.

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our executive officers who served as our named executive officers (generally our chief executive officer, our chief financial officer and our four other most highly paid executive officers) during the last completed fiscal year.

Compensation Program Objectives and Philosophy

The compensation committee of our board of directors currently oversees the design and administration of our executive compensation program. Our compensation committee’s primary objectives in structuring and administering our executive officer compensation program are to:

1. attract, motivate and retain talented and dedicated executive officers;

2. tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and

3. reinforce business strategies and objectives for enhanced stockholder value

To achieve these goals, our compensation committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as financial and operational performance, as measured by metrics such as revenue and sales. Our compensation committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with those of executives at other companies of similar size and stage of growth, while taking into account our relative performance and our own strategic goals.

The principal elements of our executive compensation program are base salary, cash bonus awards, long-term equity incentives in the form of stock options and/or restricted stock, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of life and health insurance benefits and a qualified 401(k) savings plan.

We view these components of compensation as related but distinct. Although our compensation committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

Our compensation committee performs at least annually a strategic review of our executive officers’ compensation to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other similarly situated companies. Our compensation committee’s most recent review occurred in February 2007. Our compensation committee also met individually with members of our senior management to learn about our business operations and strategy, key performance metrics and target goals, and the labor and capital markets in which we compete, and developed recommendations that were reviewed and approved by our board of directors.

Our compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our chief executive officer and our chief financial officer. For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than our chief executive officer, our compensation committee typically considers recommendations from our chief executive officer.

Benchmarking of Compensation

The compensation committee believes it is important when making its compensation-related decisions to be informed as to current practices of similarly situated companies. As a result, the compensation committee reviews third-party surveys and other information collected from public sources for executive officers at peer companies. The compensation committee also receives the recommendation of our chief executive officer on compensation for other executive officers. Historically, the compensation committee has not engaged third party consultants to advise the compensation committee on compensation matters, but we may do so in the future. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

Base Compensation

We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. We review base salaries for our named executive officers annually in February and increases are based on our performance and individual performance. We also take into account the base compensation that is payable by companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives. The base salary of our chief executive officer, Mr. Smith, is reviewed and recommended by our compensation committee and approved by our full board of directors with Mr. Smith abstaining, and had been set at $350,000 in 2006 and will remain at that amount for 2007. Our compensation committee and our board determined that this salary would provide a salary commensurate with Mr. Smith’s experience and would recognize his contributions to our recent growth. Additionally, our compensation committee recommended, and our board approved, base salary increases for 2007 as follows:

Andrew Schmidt	$260,000(a 9% increase from 2006)
David Sperling	$210,000(a 6.4% increase from 2006)
William R. Wyand	$185,000(a 7.7% increase from 2006)
Christopher Lippincott	$180,000(a 9% increase from 2006)

In addition, effective July 5, 2007, Mr. Wyand’s annual base compensation was increased to $210,000 (a 13.5% increase.)

Cash Bonus Awards

As part of our compensation program and in order to maintain appropriate financial incentives, our executive officers are eligible for cash bonus compensation pursuant to an annual cash bonus plan. Under the plan, cash bonuses are determined and paid each fiscal year on a quarterly basis based upon the achievement of certain performance objectives. Our cash bonus plan is designed to focus our management on achieving key corporate financial objectives, to motivate certain desirable behaviors and to reward achievement of our key corporate financial objectives and individual goals. Our bonus plan contains between one and two performance objectives with a dollar value ascribed to each objective so that the sum total equals the approved cash bonus potential for each executive officer, according to our bonus plan. In 2006 the objective(s) (i) for Messrs. Smith and Schmidt were: (1) revenue achievement, and (2) profitability achievement; (ii) for Messrs. Sperling and Kahn was revenue achievement; and (iii) for Messrs. Wyand and Lippincott was sales attainment. We believe that the performance objectives are moderately difficult to achieve and that performance at a high level while devoting full time and attention to their responsibilities is required for our executive officers to earn their respective cash bonuses.

For 2006, based on the achievement of the objectives for our executive officers under our bonus plan, we paid bonuses of $45,527 to Mr. Smith, $34,494 to Mr. Schmidt, $63,149 to Mr. Sperling, $48,500 to Mr. Kahn, $135,385 to Mr. Wyand and $57,376 to Mr. Lippincott. The cash bonuses paid to our chief executive officer accounted for approximately 5% of his total compensation in 2006. For our other named executive officers in 2006, their cash bonuses accounted for 5.6% to 28.1% of their total compensation.

For 2007, our compensation committee has worked with our senior management to establish the target bonus amounts and performance objectives under our bonus plan. The target bonuses for our executive officers for the 2007 fiscal year are as follows: $75,000 for Mr. Smith, $65,000 for Mr. Schmidt, $46,000 for Mr. Sperling, $60,000 for Mr. Kahn, $145,000 for Mr. Wyand and $30,000 plus 5% of specific cost savings for Mr. Lippincott.

The performance objectives for fiscal year 2007, described below, have been approved by the compensation committee. For each performance objective there is a formula that establishes a specific cash payout for each executive officer based on a percentage of the individual’s target bonus amount. For the 2007 fiscal year, the formula for payments under the bonus plan will be based on the achievement of the following objectives: (1) revenue attainment, (2) profitability and (3) cost savings (in some cases). With respect to these objectives, we have to achieve a specified minimum in order for the objective to be considered in the determination of bonuses.

The compensation committee may also award discretionary bonuses throughout the year based on our achievements and the individual’s contributions to those achievements, if it deems such an award to be appropriate. For 2006, the compensation committee awarded the following discretionary bonuses: $31,195 to Mr. Sperling, $20,000 to Mr. Wyand and $16,000 to Mr. Lippincott.

Equity Compensation

We believe that for growth companies in the technology sector, equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees. Accordingly, we have provided our named executive officers and other executives with long-term equity incentive awards that incentivize those individuals to stay with us for long periods of time, which in turn should provide us with greater stability over such periods than we would experience without such awards. While the majority of our long-term equity compensation awards historically have also been in the form of stock options, we provided grants of restricted stock to each of our executive officers in 2006. We felt that granting restricted stock in 2006 provided additional incentive to our executives by providing them with immediate stock ownership, which helped align their interests with those of our stockholders.

We account for equity compensation paid to our employees under the rules of SFAS No. 123R, which requires us to estimate and record compensation expense over the vesting period of the award. All equity awards to our employees, including executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date.

We grant equity compensation to our executive officers and other employees under our 2005 Stock Option/Stock Incentive Plan, which we refer to as the 2005 Plan.

Generally, we grant long-term equity awards to our named executive officers upon commencement of their employment, and the terms of those awards typically vest over four years. Additionally, from time to time, we grant subsequent long-term equity awards to our named executive officers based upon a number of factors, including: rewarding executives for superior performance, maintaining a sufficient number of unvested long-term equity awards as a means to retain the services of such executives, providing increased motivation to such executives and ensuring that the total long-term equity awards are competitive with those of other companies competing for our named executive officers.

Restricted Stock.  Over our history we have made several grants of restricted stock to our executive officers. On March 8, 2006, restricted stock grants were made to William W. Smith, Jr. of 50,000 shares and to Andrew Schmidt of 25,000 shares. On April 20, 2006 grants of 30,000 shares were made to William W. Smith, Jr., Andrew Schmidt, David Sperling, Jonathan Kahn, William R. Wyand and Christopher Lippincott. Each of these grants vested equally over 24 months. We have also granted restricted stock to certain of our directors. See “— Summary of Director Compensation” below for additional information.

Stock Options.  There were no stock option grants made to executive officers in 2006. In 2007 options for 200,000 shares were granted to William W. Smith, Jr. and options for 100,000 shares each were granted to Andrew Schmidt, David Sperling, Jonathan Kahn, William R. Wyand and Christopher Lippincott. The exercise price of these options was $12.55. Each option vests 25% after one year, with the remainder vesting pro rata over the succeeding 36 month period.

For a discussion of the determination of the fair market value of these grants, see Note 1 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

Our stock options have a 10-year contractual term. In general, the option grants are also subject to post-termination and change in control provisions. These terms are more fully described below in “— Employment Agreements” and “— Potential Payments upon Termination or Change in Control.”

Executive Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We provide a 20% match on all eligible employee contributions to our 401(k) plan. We provide these benefits to create additional incentives for our executives and to remain competitive in the general marketplace for executive talent.

Change in Control and Severance Benefits

We provide the opportunity for certain of our named executive officers to receive additional compensation or benefits under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent in key positions. Our severance and change in control provisions for certain of our named executive officers are summarized below in “— Employment Agreements” and ‘‘— Potential Payments Upon Termination or Change in Control.” Our analysis indicates that our severance and change in control provisions are reasonable and consistent with the provisions and benefit levels of other companies disclosing such provisions in public SEC filings.

Executive Compensation

The following table shows information concerning the annual compensation for services provided to the company by our Chief Executive Officer, our Chief Financial Officer and our four other most highly compensated executive officers during 2006.

Summary Compensation Table

				Non-Equity
				Incentive Plan	Stock	All Other
		Salary	Bonus	Compensation	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)

William W. Smith, Jr.	2006	$337,500	$—	$45,527	$355,762	$161,542	(1)	$900,331
Chief Executive Officer
Andrew C. Schmidt	2006	236,667	—	34,494	239,794	103,598	(2)	614,553
Chief Financial Officer
David Sperling	2006	196,647	31,195	31,954	123,825	63,876	(3)	447,497
Chief Technology Officer
Jonathan Kahn	2006	200,000	—	48,500	123,825	54,825	(4)	427,150
Senior Vice President, Consumer Sales
William R. Wyand	2006	170,833	20,000	115,385	123,825	54,947	(5)	484,990
Vice President, Wireless & OEM Sales
Christopher Lippincott	2006	164,000	16,000	41,376	123,825	53,147	(6)	398,348
Vice President, Enterprise Sales

(1)	Consists of $149,249 tax gross-up, $9,293 of income tax return preparation fees and $3,000 of 401K matching contributions.

(2)	Consists of $100,598 tax gross-up and $3,000 of 401K matching contributions.

(3)	Consists of $51,947 tax gross-up, $8,929 reimbursement for educational expenses and $3,000 of 401K matching contributions.

(4)	Consists of $51,947 tax gross-up and $2,878 of 401K matching contributions.

(5)	Consists of $51,947 tax gross-up and $3,000 of 401K matching contributions.

(6)	Consists of $51,947 tax gross-up and $1,200 of 401K matching contributions.

2006 Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2006 under our performance-based, non-equity incentive plan, and with regard to each restricted stock grant made to our named executive officers during 2006.

		Estimated Future Payments		All Other Stock	Grant Date Fair
		Under Non-Equity Incentive		Awards; Number	Value of Stock
	Grant	Plan Awards		of Shares of Stock	and Option
Name	Date	Target ($)	Maximum ($)	or Unit (#)(1)	Awards ($)(2)

William W. Smith, Jr.	—	50,000	75,000	—	—
	3/8/2006	—	—	50,000	440,000
	4/20/2006	—	—	30,000	341,700
Andrew C. Schmidt	—	40,000	60,000	—	—
	3/8/2006	—	—	25,000	220,000
	4/20/2006	—	—	30,000	341,700
David P. Sperling	—	40,000	54,000	—	—
	4/20/2006	—	—	30,000	341,700
Jonathan Kahn	—	48,500	48,500	—	—
	4/20/2006	—	—	30,000	341,700
William R. Wyand	—	120,000	170,000	—	—
	4/20/2006	—	—	30,000	341,700
Christopher Lippincott	—	76,000	106,000	—	—
	4/20/2006	—	—	30,000	341,700

(1)	All restricted stock grants vest equally over 24 months based on continuous service to the company.

(2)	The grant date fair value is determined by multiplying the number of shares granted by the closing market price on the date of the grant.

Outstanding Equity Awards at December 31, 2006

The following table summarizes the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2006, as well as the number of outstanding unvested shares of restricted stock held by our named executive officers as of December 31, 2006.

						Stock Awards
								Market or
	Option Awards							Payout Value
	Number of		Number of			Number of		of Unearned
	Securities		Securities			Unearned		Shares, Units
	Underlying		Underlying			Shares, Units		or Other
	Unexercised		Unexercised			or Other		Rights that
	Options		Options	Option	Option	Rights that		have not
	Exercisable		Unexercisable	Exercise	Expiration	have		Vested
Name	(#)		(#)	Price ($)	Date	not Vested (#)		($)(1)

William W. Smith, Jr.	12,500	(2)	—	0.24	10/15/2012	—		—
	16,667	(2)	39,583	1.91	07/01/2014	—		—
	70,833	(2)	129,167	4.95	07/27/2014	—		—
	—		—	—	—	33,336	(3)	473,038
	—		—	—	—	21,250	(3)	301,537
Andrew C. Schmidt	16,666	(4)	29,167	4.95	07/27/2015	—		—
	—		—	—	—	16,664	(3)	236,462
	—		—	—	—	21,250	(3)	301,537
David P. Sperling	25,000	(2)	—	0.24	10/15/2012	—		—
	20,417	(2)	39,583	1.91	07/01/2014	—		—
	10,417	(2)	64,583	4.95	07/27/2014	—		—
	—		—	—	—	21,250	(3)	301,537
Jonathan Kahn	56,250	(4)	43,750	4.95	07/27/2014	—		—
	—		—	—	—	21,250	(3)	301,537
William R. Wyand	6,250	(2)	—	0.24	10/15/2012	—		—
	10,417	(2)	39,583	1.91	07/01/2014	—		—
	35,417	(2)	64,583	4.95	07/27/2014	—		—
	—		—	—	—	21,250	(3)	301,537
Christopher G. Lippincott	2,083	(2)	—	0.24	10/15/2012	—		—
	3,125	(2)	19,792	1.91	07/01/2014	—		—
	13,417	(2)	64,583	4.95	07/27/2014	—		—
	—		—	—	—	21,250	(3)	301,537

(1)	Based on the December 29, 2006 closing market price of $14.19.

(2)	25% vested after one year, the balance over 36 successive equal monthly installments.

(3)	Vests in 24 equal monthly installments.

(4)	25% vested after six months, the balance over 18 successive equal monthly installments.

Option Exercises and Stock Vested

The following table provides information regarding exercises of stock options and vesting of restricted stock held by each of our named executive officers during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)

William W. Smith, Jr.	294,634	$3,238,731	25,417	$355,762
Andrew C. Schmidt	54,167	$427,724	17,083	$239,794
David P. Sperling	125,000	$989,326	8,750	$123,825
Jonathan Kahn	50,000	$358,756	8,750	$123,825
William R. Wyand	95,625	$1,171,952	8,750	$123,825
Christopher G. Lippincott	42,833	$365,953	8,750	$123,825

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

(2)	Represents the market value per share times the number of shares vested on the vesting date.

Employment Agreements

Letter Agreement with Andrew C. Schmidt

Effective on June 14, 2005 we entered into a letter agreement with Andrew C. Schmidt, our Chief Financial Officer. The agreement provides for an initial base salary of $220,000 per annum and eligibility to receive bonus awards at the discretion of the compensation committee of the board of directors. Mr. Schmidt is also eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan. For our 2007 fiscal year, the Board of Directors approved an increase in Mr. Schmidt’s base compensation to $260,000 plus a bonus opportunity of $65,000.

Mr. Schmidt’s employment letter agreement also provides that he is eligible to participate in our 2005 Stock Option Plan. In 2005 Mr. Schmidt was granted options to purchase 100,000 shares of stock at an exercise price of $4.95, which vested over two years. In 2006 Mr. Schmidt received grants of 55,000 shares of restricted stock, which vest ratably over 24 months. In 2007, Mr. Schmidt has been granted options to purchase 100,000 shares of stock at an exercise price of $12.55. These options vest over four years.

Mr. Schmidt’s employment may be terminated at any time, with or without cause and with or without notice, by Mr. Schmidt or by us. If Mr. Schmidt’s employment is terminated by us without cause within twelve months following a Corporate Transaction (as defined in the agreement), we will provide Mr. Schmidt payment of salary for the six months following the termination of employment.

The letter agreement states that Mr. Schmidt’s employment is of no set duration.

Employment Agreement with William Wyand

We entered into an employment agreement on April 9, 1999 with William Wyand in connection with our purchase of STF Technologies, where Mr. Wyand was President and Chief Executive Officer. The employment agreement provides for an initial base salary of $150,000 per annum, plus commissions and an annual bonus based on the attainment of certain targets. Mr. Wyand is also eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan. The Board has approved an increase in Mr. Wyand’s base compensation to $175,000 and changes to his commission schedule, effective on January 1, 2006. In February 2007, the Board increased Mr. Wyand’s base compensation to $185,000 and paid a one-time bonus of $25,000. In July 2007, the Board increased Mr. Wyand’s base compensation to $210,000.

Pursuant to the agreement, on April 9, 1999 we granted Mr. Wyand an option to purchase 50,000 shares of our common stock at an exercise price of $2.00. This option vested 25% after one year, with the remainder vesting pro rata over the succeeding 36 month period.

Mr. Wyand’s employment may be terminated at any time, with or without cause and with or without notice, by Mr. Wyand or by us. If Mr. Wyand’s employment is terminated by us other than for cause (as defined in the agreement), we will provide Mr. Wyand payment of salary for six months following the termination of employment.

The agreement was for an initial term of one year. After the expiration of such initial term, the agreement automatically renews each year for a period of one additional year, on the same terms and conditions, unless either party gives the other notice of non-renewal at least one month prior to the end of the current term. We may, in our sole discretion, elect to pay Mr. Wyand the equivalent of one month base salary in lieu of notice in the event of non-renewal of the agreement.

Employment Agreement with Jonathan Kahn

We entered into an employment agreement on July 1, 2005 with Jonathan Kahn in connection with our purchase of Allume Systems, Inc., where Mr. Kahn was President. The employment agreement provides for an initial base salary of $200,000 per annum, plus an annual bonus based on the attainment of certain targets. Mr. Kahn is also eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan. The Board has approved changes to his commission schedule, effective on April 1, 2007. The employment agreement is for a term of three years.

Mr. Kahn’s employment may be terminated at any time, with or without cause and with or without notice, by Mr. Kahn or by us. If Mr. Kahn’s employment is terminated by us other than for cause (as defined in the agreement) or if Mr. Kahn terminates his employment for good reason following a Change of Control (as defined in the agreement), we will provide Mr. Kahn a severance payment equal to eighteen months at his then-current base salary. Such amount shall be payable in equal monthly increments over the period following termination. In addition, if we terminate Mr. Kahn without cause or if he terminates his employment for good reason following a Change of Control: (i) we will provide Mr. Kahn with continuation of medical, health and life insurance benefits, at the same benefit level at which he was participating on the date of termination, for such eighteen month period, and (ii) all of Mr. Kahn’s unvested stock options will immediately vest and be exercisable in full within two years of termination.

Agreement with William W. Smith, Jr.

In June 2005, the Company entered into an agreement with William W. Smith, Jr., Chief Executive Officer, pursuant to which the Company agreed to a lifetime payment of $6,000 annually, subject to annual increases of 5%, in connection with his future retirement or resignation from employment by the Company. The agreement provides that the Company may, at its option, discharge its obligations under the agreement by purchasing a single premium annuity for the benefit of Mr. Smith, the estimated cost of which was approximately $150,000.

Other than as disclosed above, none of the Named Executive Officers has an employment agreement with us, and the employment of each of the Named Executive Officers may accordingly be terminated at any time at the discretion of the Board of Directors.

Potential Payments Upon Termination or Change in Control

Mr. Schmidt

Pursuant to the employment letter agreement with Mr. Schmidt, if his employment is terminated without cause within twelve months following a Corporate Transaction he is entitled to a severance benefit equal to six months base salary, subject to required withholding and payable in accordance with our regular and customary payroll practices. Assuming the employment of Mr. Schmidt were to be terminated without cause within twelve months following a Corporate Transaction as of December 31, 2006, he would be entitled to be paid $120,000 over the six month period following such termination, subject to required withholding and in accordance with our regular and customary payroll practices. We are not required to make any cash payments to Mr. Schmidt if his employment is terminated by us for cause or on account of death or disability or by Mr. Schmidt.

For purposes of Mr. Schmidt’s employment letter agreement, (i) “Corporate Transaction” is defined as any of the following stockholder approved transactions to which we are a party: (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediate prior to such transaction, or (b) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of Smith Micro; and (ii) “cause” is not defined.

Mr. Schmidt is bound by the terms of a Proprietary Information and Inventions Agreement which survives the termination of his employment. This agreement provides in part that he will not disclose our confidential information to any third party.

Mr. Wyand

Pursuant to the employment agreement with Mr. Wyand, in the event we terminate Mr. Wyand’s employment other than for cause, he is entitled to receive severance payments equal to six months of salary, payable in accordance with our regular payroll practices during such six month period. Assuming the employment of Mr. Wyand were terminated without cause as of December 31, 2006, he would be entitled to be paid $87,500 over the six month period following such termination in accordance with our regular payroll practices. We are not required to make any cash payments to Mr. Wyand if his employment is terminated by us for cause or on account of death or disability or by Mr. Wyand.

In connection with a termination without cause under Mr. Wyand’s employment agreement, no payments are due if Mr. Wyand breaches his representations and covenants contained in Article V and Article VI of the employment agreement, which provide that (i) Mr. Wyand is subject to a Proprietary Information and Inventions Agreement (which agreement provides in part that he will not disclose our confidential information and survives his termination), (ii) upon termination of his employment Mr. Wyand will return all our confidential information in his possession to us, (iii) Mr. Wyand will not, for a period of 2 years following termination of his employment, directly or indirectly solicit any of our employees or customers, and (iv) Mr. Wyand will not, for a period of 6 months following termination of his employment without cause, directly or indirectly engage in the development, manufacture or distribution of fax/modem and internet protocol/telephony software products.

For purposes of Mr. Wyand’s employment agreement, “Cause” means (i) the willful refusal of Mr. Wyand to comply with a lawful instruction of our board of directors; (ii) an act or acts of personal dishonesty by Mr. Wyand; (iii) Mr. Wyand’s conviction of any felony; (iv) Mr. Wyand performing any act of race, sex, national origin, religion, disability, age-based or other illegal discrimination or an act of sexual harassment; or (v) Mr. Wyand’s gross negligence, incompetence, willful insubordination or misconduct, failure to abide by our policies, or material breach of any provision of his employment agreement, including without limitation, any representation or covenant contained in Article V or Article VI of the employment agreement.

Mr. Kahn

Pursuant to the employment agreement with Mr. Kahn, if we terminate him without cause or if he terminates his employment for good reason upon a change of control, we are obligated to provide Mr. Kahn a severance payment equal to eighteen months at his then-current base salary. Such amount shall be payable in equal monthly increments over the period following termination. In addition, if we terminate Mr. Kahn without cause or if he terminates his employment for good reason upon a Change of Control, we will provide Mr. Kahn with continuation of medical, health and life insurance benefits, at the same benefit level at which he was participating on the date of termination, for such eighteen month period. In addition, the employment agreement provides that all of Mr. Kahn’s unvested stock options will immediately vest and be exercisable in full within two years of the date we terminate him without cause or he terminates his employment for good reason upon a Change of Control.

Assuming either a Change of Control occurred on December 31, 2006 and Mr. Kahn terminated his employment as a result thereof or we terminated Mr. Kahn without cause on December 31, 2006, Mr. Kahn would be entitled to be paid $300,000 over the eighteen month period following such termination in accordance with our regular payroll practices. In addition, we would have to pay approximately $26,000 to continue Mr. Kahn’s medical, health and life insurance benefits for the eighteen month period following termination. Also, options to purchase 43,750 shares of our common stock having a value of $404,250 (based on the closing price of our common stock on the last trading day of 2006) held by Mr. Kahn would have immediately vested.

For purposes of Mr. Kahn’s employment agreement, (i) “Change of Control” means a change in a majority of the membership of our board of directors, the sale of all or substantially all of our assets or the merger or consolidation of our company as a result of which Mr. Kahn does not remain a Senior Vice President, and (ii) “cause” means Mr. Kahn’s conviction of, or plea of “guilty” or “no contest” to, a felony involving turpitude, persistent dishonesty or fraud, persistent willful breaches of the material terms of the agreement, or willful neglect of the duties which he is required to perform under his agreement.

Mr. Smith

We have an agreement with Mr. Smith pursuant to which we agreed to a lifetime payment of $6,000 annually, subject to annual increases of 5%, in connection with his future retirement or resignation from employment; provided that we may, at our option, discharge our obligations under the agreement by purchasing a single premium annuity for the benefit of Mr. Smith, the estimated cost of which was approximately $150,000. Assuming Mr. Smith’s employment was terminated as of December 31, 2006, and further assuming that we determined to satisfy our obligations under his agreement by purchasing a single premium annuity for the benefit of Mr. Smith, we would have been obligated to expend $150,000 to purchase the annuity.

Stock Options and Restricted Stock

In addition, each of our named executive officers holds options and shares of restricted stock that would vest, subject to the satisfaction of certain other conditions included in the option agreements and restricted stock agreements, upon a “Corporate Transaction.” For purposes of these agreements, “Corporate Transaction” is defined as either of the following stockholder-approved transactions to which we are a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of our assets in our complete liquidation or dissolution. Assuming a Corporate Transaction occurred as of December 31, 2006 and the other conditions included in the options agreements were satisfied, the following individuals would be entitled to accelerated vesting of their outstanding stock options as described in the table below:

Name	Value of Accelerated Option Awards Following Change in Control

William W. Smith, Jr.	Immediate vesting of 168,750 options with a value of $1,679,582(1).
Andrew C. Schmidt	Immediate vesting of 29,167 options with a value of $269,503(1).
David P. Sperling	Immediate vesting of 104,166 options with a value of $1,082,826(1).
Jonathan Kahn	Immediate vesting of 43,750 options with a value of $404,250(1).
William R. Wyand	Immediate vesting of 104,166 options with a value of $1,082,826(1).
Christopher G. Lippincott	Immediate vesting of 84,375 options with a value of $839,793(1).

(1)	Based on the number of shares times the December 29, 2006 closing market price, less the exercise price of the options.

Assuming a Corporate Transaction occurred as of December 31, 2006 and the other conditions included in the restricted stock agreements were satisfied, the following individuals would be entitled to accelerated vesting of the following shares of restricted stock:

Name	Value of Accelerated Stock Awards Following Change in Control

William W. Smith, Jr.	Immediate vesting of 54,586 shares with a value of $774,575 (1).
Andrew C. Schmidt	Immediate vesting of 37,914 shares with a value of $537,999 (1).
David P. Sperling	Immediate vesting of 21,250 shares with a value of $301,537 (1).
Jonathan Kahn	Immediate vesting of 21,250 shares with a value of $301,537 (1).
William R. Wyand	Immediate vesting of 21,250 shares with a value of $301,537 (1).
Christopher G. Lippincott	Immediate vesting of 21,250 shares with a value of $301,537 (1).

(1)	Based on the December 29, 2006 closing market price of $14.19.

Director Compensation

The following table summarizes compensation that our directors (other than directors who are named executive officers) earned during 2006 for services as members of our board of directors.

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards
Name	($)	($)	($)(1)	Total ($)

Thomas G. Campbell(2)	10,000	88,000	26,281	$124,281
Samuel Gulko(3)	10,000	88,000	26,281	$124,281
Ted. L. Hoffman(4)	10,000	88,000	26,281	$124,281
William C. Keiper(5)	10,000	88,000	26,281	$124,281
Gregory J. Szabo(6)	10,000	88,000	26,281	$124,281

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to SFAS 123R with respect to 2006. The assumptions we used with respect to the valuation of option grants are set forth in Note 1 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Mr. Campbell has options to purchase 5,000 shares outstanding as of December 31, 2006.

(3)	Mr. Gulko has options to purchase 5,000 shares outstanding as of December 31, 2006.

(4)	Mr. Hoffman has options to purchase 15,000 shares outstanding as of December 31, 2006.

(5)	Mr. Keiper has options to purchase 15,000 shares outstanding as of December 31, 2006.

(6)	Mr. Szabo has options to purchase 15,000 shares outstanding as of December 31, 2006.

Summary of Director Compensation

Non-employee members of the Board of Directors receive fees of $2,500 quarterly for Board and committee service, and are reimbursed for their out-of-pocket expenses in connection with service on the Board of Directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 2005 Stock Option / Stock Issuance Plan and are eligible to receive discretionary awards under the Plan’s Discretionary Option Grant and Stock Issuance Programs.

Each non-employee director will receive an option grant for 10,000 shares in connection with his or her initial appointment to the Board of Directors. Each such option will have an exercise price per share equal to the closing sale price per share of common stock on the grant date and a maximum term of 10 years measured from the grant date. Each option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option exercise price paid per share, in the event the optionee ceases to serve as a member of the Board of Directors prior to vesting in the option shares. The option shares will vest in a series of four successive equal annual installments over the optionee’s period of service on the Board of Directors, with the first installment to vest upon his or her completion of one year of serving as a member of the Board of Directors measured from the grant date. The option shares will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while still serving as a member of the Board of Directors.

At each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee member of the Board of Directors will receive an additional option grant for 5,000 shares, provided such individual has served on the Board of Directors for at least six months. Each option will have an exercise price per share equal to the closing sale price per share of common stock on the date of the Annual Meeting and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of service on the Board of Directors. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option exercise paid per share, should the optionee stop serving as a member of the Board of Directors prior to the completion of one year of service measured from the grant date. On July 24, 2006, in connection with continuing service on the Board of Directors, each of Messrs. Campbell, Gulko, Hoffman, Keiper and Szabo received option grants of 5,000 shares at an exercise price of $13.97 per share, the fair market value per share of common stock on the date of grant. On March 8, 2006, each director received a special discretionary grant of 10,000 shares of Restricted Stock valued at $8.80 per share and vesting in equal installments over the next 12 months. On February 19, 2007, each director received a special discretionary grant of 10,000 shares of Restricted Stock valued at $12.55 per share and vesting in equal installments over the next 12 months.

Report of the compensation committee

The compensation committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the Special Meeting.

COMPENSATION COMMITTEE

Thomas G. Campbell
William C. Keiper

Compensation Committee Interlocks and Insider Participation

In fiscal 2006, the members of the Company’s compensation committee were Messrs. Campbell and Keiper, who are both non-employee directors of the Company. None of such committee members (i) was, during fiscal 2006, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K.

OTHER MATTERS

We know of no other matters to be brought before the Special Meeting. If any other matter is properly presented for consideration at the Special Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

/s/  Andrew C. Schmidt

Andrew C. Schmidt
Secretary

August 27, 2007

ANNEX A

SMITH MICRO SOFTWARE, INC.

2005 STOCK OPTION/STOCK ISSUANCE PLAN
As Amended and Restated through September 27, 2007

ARTICLE ONE

GENERAL

I.	PURPOSE OF THE PLAN

This 2005 Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of Smith Micro Software, Inc., a Delaware corporation (the “Corporation”), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

II.	DEFINITIONS

A. For purposes of the Plan, the following definitions shall be in effect:

Applicable Laws:  the legal requirements relating to the Plan and the options and direct stock issuances under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to such awards granted to residents therein.

Board:  the Corporation’s Board of Directors.

Change in Control:  a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept; or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Code:  the Internal Revenue Code of 1986, as amended.

Common Stock:  shares of the Corporation’s common stock.

Corporate Transaction:  any of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

Disability:  the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months. However, for purposes of the Automatic Option Grant Program, Disability shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Employee:  an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

Exercise Date:  the date on which the Corporation shall have received written notice of the option exercise.

Fair Market Value:  the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Plan Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

Incentive Option:  a stock option which satisfies the requirements of Code Section 422.

Involuntary Termination:  the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

Misconduct:  the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any parent or subsidiary).

1934 Act:  the Securities Exchange Act of 1934, as amended from time to time.

Non-Statutory Option:  a stock option not intended to meet the requirements of Code Section 422.

Optionee:  a person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

Participant:  a person who is issued Common Stock under the Stock Issuance Program.

Plan Administrator:  the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Primary Committee:  the committee of two (2) or more outside Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Each member of the Primary Committee must also be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

Secondary Committee:  a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

Section 12(g) Registration Date:  the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act became effective.

Section 16 Insider:  an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

Service:  means that the provision of services to the Corporation (or any parent or subsidiary corporation) in any capacity of Employee, a non-employee member of the board of directors or an independent consultant or advisor is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, a non-employee member of the board of directors or an independent consultant or advisor, Service shall be deemed terminated upon the actual cessation of providing services to the Corporation (or any parent or subsidiary corporation) notwithstanding any required notice period that must be fulfilled before a termination as an Employee, a non-employee member of the board of directors or an independent consultant or advisor can be effective under Applicable Laws. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant provides services ceasing to be a parent or subsidiary corporation. Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Corporation, any parent or subsidiary corporation, or any successor, in any capacity of Employee, a non-employee member of the board of directors or an independent consultant or advisor, or (iii) any change in status as long as the individual remains in the service of the Company or a parent or subsidiary corporation in any capacity of Employee, a non-employee member of the board of directors or an independent consultant or advisor (except as otherwise provided in the agreement evidencing an award). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Option shall be treated as a Non-Statutory Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

10% Stockholder:  the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.

B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.	STRUCTURE OF THE PLAN

A. Stock Programs.  The Plan shall be divided into three (3) separate components: the Discretionary Option Grant Program specified in Article Two, the Stock Issuance Program specified in Article Three and the Automatic Option Grant Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than one hundred percent (100%) of the Fair Market Value of the shares at the time of issuance or as a bonus for services rendered the Corporation or the Corporation’s attainment of financial objectives. Under the Automatic Option Grant Program, each individual serving as a non-employee Board member on the Automatic Option Grant Program Effective Date and each individual who first joins the Board as a non-employee director at any time after such Effective Date shall at periodic intervals receive option grants to purchase shares of Common Stock in accordance with the provisions of Article Four.

B. General Provisions.  Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

IV.	ADMINISTRATION OF THE PLAN

A. The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee. Each member of the Primary Committee must also be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” with the meaning of Section 162(m) of the Code.

B. Members of the Primary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs or any option or share issuance thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four, and the Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

V.	OPTION GRANTS AND STOCK ISSUANCES

A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:

(i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

(ii) non-employee members of the Board; and

(iii) those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

B. Only non-employee Board members shall be eligible to receive automatic option grants pursuant to Article Four.

C. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the time or times when such options are to be granted, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration for which such shares are to be issued.

D. For any options or direct stock issuances subject to the attainment of one or more performance milestones, such milestones shall be established by the Plan Administrator and may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance milestones may be applicable to the Corporation or any parent or subsidiary corporation and/or any individual business units of the Corporation or any parent or subsidiary corporation. Partial achievement of the specified milestone may result in a payment or vesting corresponding to the degree of achievement as specified in the agreement evidencing such award.

VI.	STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed the sum of (i) 7,000,000 shares plus (ii) the additional shares of Common Stock automatically added to the share reserve each year pursuant to the provisions of Section VI.B. of this Article One.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2008, by an amount equal to two and one-half percent (2.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 750,000 shares.

C. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and direct stock issuances exceed 400,000 shares per calendar year. In no event shall the number of Incentive Options granted pursuant to the Plan exceed 7,000,000 shares.

D. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall be added back to the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and direct stock issuances in the aggregate per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per eligible non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section VI.B. of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A. Exercise Price.

1. The exercise price per share of Common Stock subject to either an Incentive Option or a Non-Statutory Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five, be payable in cash or check made payable to the Corporation. Should the Corporation’s outstanding Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

(ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

(iii) payment through a “net exercise” such that, without the payment of any funds, the Optionee may exercise the option and receive the net number of shares equal to (i) the number of shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per share (on such date as is determined by the Plan Administrator) less the exercise price per share, and the denominator of which is such Fair Market Value per share (the number of net shares to be received shall be rounded down to the nearest whole number of shares); or

(iv) any combination of the foregoing methods of payment.

3. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Term and Exercise of Options.  Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C. Termination of Service.

1. Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death:

(i) Should the Optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

(ii) Should such Service terminate by reason of Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

(iii) Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee’s death. During such limited period, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(v) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

(vi) Any option designated as an Incentive Option to the extent not exercised within the time permitted by law for the exercise of Incentive Options following the termination of a Participant’s Service shall convert automatically to a Non-Statutory Option and thereafter shall be exercisable as such to the extent set forth herein.

(vii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

(i) to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term; and/or

(ii) to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments in which the Optionee would otherwise have vested had such cessation of Service not occurred.

D. Stockholder Rights.  An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

E. Unvested Shares.  The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Discretionary Option Grant Program. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the agreement evidencing such repurchase right.

II.	INCENTIVE OPTIONS

Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Any Options specifically designated as Non-Statutory shall not be subject to such terms and conditions.

A. Dollar Limitation.  The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

B. 10% Stockholder.  If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance under the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year.

E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee’s Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee’s Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.  TERMS AND CONDITIONS OF STOCK ISSUANCES

Shares of Common Stock may be issued under the Stock Issuance Program directly without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A. The shares shall be issued for such valid consideration under the Delaware General Corporation Law as the Plan Administrator may deem appropriate, but the value of such consideration as determined by the Plan Administrator shall not be less than one hundred percent (100%) of the Fair Market Value of the issued shares of Common Stock on the issuance date.

B. The Plan Administrator shall have full power and authority to issue shares of Common Stock under the Stock Issuance Program as a bonus for past services rendered to the Corporation (or any parent or subsidiary). All such bonus shares shall be fully and immediately vested upon issuance.

C. All other shares of Common Stock authorized for issuance under the Stock Issuance Program by the Plan Administrator shall have a minimum vesting schedule determined in accordance with the following requirements:

(i) For any shares which are to vest solely by reason of Service to be performed by the Participant, the Plan Administrator shall impose a minimum Service period of at least two (2) years measured from the issue date of such shares.

(ii) For any shares which are to vest upon the Participant’s completion of a designated Service requirement and the Corporation’s attainment of one or more prescribed performance milestones, the Plan Administrator shall impose a minimum Service period of at least one (1) year measured from the issue date of such shares.

D. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

E. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

F. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

G. The Plan Administrator shall have full power and authority, exercisable upon a Participant’s termination of Service, to waive the surrender and cancellation of any or all unvested shares of Common Stock (or other assets attributable thereto) at the time held by that Participant, if the Plan Administrator determines such waiver to be an appropriate severance benefit for the Participant.

H. Prior to the vesting of any shares of Common Stock issued to a Participant under the Stock Issuance Program, rights to acquire shares may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned right to acquire shares may only be exercised by the person or persons who acquire a proprietary interest in the shares pursuant to the assignment. The terms applicable to the assigned shares (or portion thereof) shall be the same as those in effect for the shares immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase/cancellation rights under the Stock Issuance Program in such manner that those rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Corporate Transaction in which those rights are assigned to the successor corporation (or parent thereof).

C. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase/cancellation rights under the Stock Issuance Program in such manner that those rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Change in Control.

III.  SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.  ELIGIBILITY

The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four program shall be limited to those individuals who are serving as non-employee Board members on the Automatic Option Grant Program Effective Date or who are first elected or appointed as non-employee Board members on or after such Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders.

II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A. Grant Dates.  Option grants shall be made under this Article Four on the dates specified below:

1. Initial Grant.  Each individual serving as a non-employee Board member on the Automatic Option Grant Program Effective Date and each individual who is first elected or appointed as a non-employee Board member after such Effective Date shall automatically be granted, on the Automatic Option Grant Program Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Article Four. In no event, however, shall a non-employee Board member be eligible to receive such an initial option grant if such individual has at any time been in the prior employ of the Corporation (or any parent or subsidiary corporation).

2. Annual Grant.  On the date of each Annual Stockholders Meeting, beginning with the first Annual Meeting held after the Section 12(g) Registration Date, each individual who will continue to serve as a non-employee Board member shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock upon the terms and conditions of this Article Four, provided he or she has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. Non-employee Board members who have previously been in the employ of the Corporation (or any parent or subsidiary) shall be eligible to receive such annual option grants over their continued period of Board service through one or more Annual Stockholders Meetings.

3. No Limitation.  There shall be no limit on the number of shares for which any one non-employee Board member may be granted stock options under this Article Four over his or her period of Board service.

B. Exercise Price.  The exercise price per share of Common Stock subject to each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

C. Payment.  The exercise price shall be payable in one of the alternative forms specified below:

(i) full payment in cash or check drawn to the Corporation’s order;

(ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

(iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

(iv) to the extent the option is exercised for vested shares, full payment through a sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent the sale and remittance procedure specified above is used for the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

D. Option Term.  Each automatic grant under this Article Four shall have a maximum term of ten (10) years measured from the automatic grant date.

E. Exercisability/Vesting.  Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below:

Initial Grant.  Each initial 10,000-share automatic grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon Optionee’s completion of one (1) year of Board service measured from the automatic grant date.

Annual Grant.  Each additional 5,000-share automatic grant shall vest, and the Corporation’s repurchase right shall lapse, upon the Optionee’s completion of one (1) year of Board service measured from the automatic grant date.

F. Limited Transferability.  During the lifetime of the Optionee, each automatic option grant may be assigned in whole or in part to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

G. Effect of Termination of Board Membership.  The following provisions shall govern the exercise of any outstanding options held by the Optionee under this Article Four at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option. However, each option shall, immediately upon the Optionee’s cessation of Board service, terminate and cease to remain outstanding with respect to any option shares in which the Optionee is not vested on the date of such cessation of Board service.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of the Optionee’s cessation of Board service. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

(iii) In no event shall the option remain exercisable after the expiration of the option term.

H. Stockholder Rights.  The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

I. Remaining Terms.  The remaining terms and conditions of each automatic option grant shall be the same as the terms for option grants made under the Discretionary Option Grant Program.

III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Four shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or parent thereof.

B. Each outstanding option under this Article Four which is assumed in connection with a Corporate Transaction outstanding shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction, and (ii) the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

C. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares of Common Stock. Each such option shall remain so exercisable for all the option shares following the Change in Control, until the expiration or sooner termination of the option term.

D. The automatic option grants outstanding under this Article Four shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

MISCELLANEOUS

I.  AMENDMENT OF THE PLAN AND AWARDS

The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments to the Plan may require stockholder approval pursuant to Applicable Laws or regulations.

II.  CONDITIONS UPON ISSUANCE OF SHARES

If at any time the Plan Administrator determines that the delivery of shares pursuant to the exercise, vesting or any other provision of an option or direct stock issuance is or may be unlawful under Applicable Laws, the vesting or right to exercise an option or to otherwise receive shares pursuant to the Plan shall be suspended until the Plan Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The Corporation shall have no obligation to effect any registration or qualification of the shares of Common Stock under federal or state laws.

III.  TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of this Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Non-Statutory Options (other than the automatic grants made pursuant to Article Four of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the “Taxes”). Such right may be provided to any such holder in either or both of the following formats:

(i) The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

(ii) The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

IV.  EFFECTIVE DATE AND TERM OF PLAN

A. The Plan has been approved by the Board and is subject to approval by the stockholders of the Corporation at the annual meeting of stockholders to be held on July 28, 2005, and will become effective as of the date of such stockholder approval.

B. The Plan shall terminate upon the earlier of (i) July 27, 2015, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuance.

C. The Board approved an amendment and restatement of the Plan in July 2007, which is subject to stockholder approval, to (i) increase the maximum number of shares of Common Stock reserved under the Plan from 5,000,000 shares to 7,000,000 shares (plus the annual increase provided under Article VI.B of the Plan), and (ii) to make such other administrative changes regarding the operation of the Plan.

V.  REGULATORY APPROVALS

The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

VI.  USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

VII.  NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VIII.  MISCELLANEOUS PROVISIONS

A. Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California as such laws are applied to contracts entered into and performed in such State.

C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

PROXY CARD SMITH MICRO SOFTWARE, INC. PROXY Special Meeting of Stockholders, Thursday, September 27, 2007 This Proxy is Solicited on Behalf of the Board of Directors of Smith Micro Software, Inc.
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held Thursday, September 27, 2007, and the Proxy Statement and appoints William W. Smith, Jr. and Andrew C. Schmidt, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Smith Micro Software, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656 on Thursday, September 27, 2007, at 10:00 a.m. Pacific Daylight Savings Time (the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.
1. To approve an amendment and FOR AGAINST ABSTAIN restatement of the Smith Micro ☐ ☐ ☐ Software, Inc. 2005 Stock Option / Stock Issuance Plan.
2. In accordance with the FOR AGAINST ABSTAIN discretion of the proxy ☐ ☐ ☐ holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors recommends a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the proposals.
Please print the name(s) appearing on each share certificate(s) over which you have voting authority: — (Print name(s) on certificate)
Please sign your name: Date: —— — (Authorized Signature(s))